Exhibit 99.1

CONSENT OF STEPHENS INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of First Bancshares of Texas, Inc. (the “Company”) as an Appendix to the Proxy Statement/Prospectus relating to the proposed merger of the Company with and into Prosperity Bancshares, Inc. contained in the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Prospectus and the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), and we do not admit that we are experts with respect to any part of such Proxy Statement/Prospectus and the Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

STEPHENS INC.

By:	/s/ Kade Machen
Title:	Managing Director
Date:	January 11, 2023

Stephens Inc.	111 Center Street	501-377-2000	www.stephens.com
	Little Rock, AR 72201	800-643-9691